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EXHIBIT 99.9            PRESS RELEASE DATED APRIL 2, 2002




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                             *PRESS RELEASE*

Contact:
M. Kaye Townsend
102 South Court Street
Florence, Alabama  35631
(256) 718-4277


             FIRST SOUTHERN BANCSHARES ANNOUNCES MANAGEMENT CHANGES

           Florence, Alabama, April 2, 2002. First Southern Bancshares, Inc. (the "Company") (Nasdaq/NMS:FSTH), the holding company for First Southern Bank (the "Bank"), announced that effective today Robert Redd has resigned as President and Chief Executive Officer and Director of the Company and the Bank. The new President and Chief Executive Officer of the Company and the Bank will be Mr. Jack Johnson, who since May, 2001 has served as the Bank's Executive Vice President and Senior Lending Officer. Mr. Johnson has also been appointed as a director of the Company and the Bank. The appointment of Mr. Johnson is subject to regulatory approval.

           Acker Rogers, Chairman of the Bank and the Company, said "During the time Robert was President of First Southern, much was accomplished. Prior senior management was entirely replaced, and a necessary but difficult reduction in force was implemented. Robert hired an excellent workout and recovery team lead by Jack Johnson, and Robert played an important part in raising over $4.5 million of additional capital for the Bank. Robert is a fine man, a very good banker, a friend of mine for over 50 years, and I will miss working with him very much."

           Robert Redd noted that "While First Southern has been through a difficult period during the last two years, I believe that during my tenure we took many of the steps necessary to return the Bank to financial health. I am satisfied that I leave First Southern Bank in good hands and in better overall condition than it was in when I accepted this position."

           The Company also announced that effective April 15, 2002, Mr. Roderick "Rod" Schlosser has been named Chief Financial Officer of the Company and the Bank, which appointment is also subject to the approval of the Bank's regulators. Mr. Schlosser is a certified public accountant who was with Secor Bank in Birmingham, Alabama from 1984 to 1991, and during that period was promoted to Executive Vice President and CFO. Mr. Schlosser worked for Martin Industries in Florence, Alabama from 1992 to 2001 and was promoted to CFO during his tenure there. During the past year Mr. Schlosser has served in a consulting capacity as CFO of Heritage Bank, a $600 million asset bank located in Decatur, Alabama.

           The Bank is headquartered in Florence, Alabama, and operates through its main/executive office in Florence and four other full-service offices located in Lauderdale and Colbert Counties in Northwest Alabama.




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THIS PRESS RELEASE MAY CONTAIN "FORWARD-LOOKING STATEMENTS" AS DEFINED UNDER THE
FEDERAL SECURITIES LAWS. THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO NUMEROUS ASSUMPTIONS, RISKS AND UNCERTAINTIES BECAUSE OF THE POSSIBILITY OF CHANGES IN UNDERLYING FACTORS AND ASSUMPTIONS. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS FOR A VARIETY OF FACTORS INCLUDING: THE ABILITY OF THE BANK TO COMPLY WITH THE REGULATORY REQUIREMENTS AND AGREEMENTS APPLICABLE TO IT; SHARP AND RAPID CHANGES IN INTEREST RATES; SIGNIFICANT CHANGES IN THE ECONOMIC SCENARIO FROM THE CURRENT ANTICIPATED SCENARIO WHICH COULD MATERIALLY CHANGE ANTICIPATED CREDIT QUALITY TRENDS AND THE ABILITY TO GENERATE LOANS; SIGNIFICANT DELAY IN OR INABILITY TO
EXECUTE   STRATEGIC   INITIATIVES   DESIGNED   TO   INCREASE   CAPITAL,   REDUCE
NON-PERFORMING  LOANS AND CLASSIFIED ASSETS, GROW REVENUES AND CONTROL EXPENSES;
AND  SIGNIFICANT  CHANGES  IN  ACCOUNTING,   TAX  OR  REGULATORY   PRACTICES  OR
REQUIREMENTS. BECAUSE OF THE RISKS AND UNCERTAINTIES INHERENT IN FORWARD-LOOKING STATEMENTS, READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THEM, WHETHER INCLUDED IN THIS PRESS RELEASE OR MADE ELSEWHERE FROM TIME TO TIME BY THE COMPANY OR ON ITS BEHALF. THE COMPANY ASSUMES NO OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENTS.